For Immediate Release

From:
Ameritrans Capital Corporation
For more information Contact:
Gary C. Granoff
(800) 214-1047

Ameritrans Reports First Quarter Fiscal 2005 Results

New York, NY, November 15, 2004 - Ameritrans Capital Corporation
(NASDAQ: AMTC, AMTCP) today reported financial results for the quarter ended September 30, 2004. For the company's first fiscal quarter, total investment income decreased $174,101 or 12% to $1.28 million compared to $1.46 million during the prior comparable period. This decrease was mainly due to the impact of lower average interest rates charged on new and modified loans as well as lower outstanding loans receivable. The decrease in interest income was offset by an increase in other fees of $49,316, primarily due to an increase in origination fees, and increase in leasing income of $37,701.

Ameritrans reported a net profit from operations for the first quarter of fiscal year 2005 of $84,712 versus a net loss of ($118,398) for the first quarter of fiscal year 2004. The Company continued to increase its reserves for loan losses during the quarter and the unrealized depreciation on loans receivable at September 30, 2004 was $585,089 versus $303,170 at September 30, 2003.

Ameritrans reported a net profit available to common shareholders for the first quarter of fiscal year 2005 of $337 versus a net loss of ($202,773) or ($0.10) per basic and diluted common share for the same period of fiscal year 2004.


The Company's net loan portfolio at September 30, 2004 was $47.7 million versus $53.8 million at September 30, 2003. In addition to the loan portfolio at September 30, 2004 the Company was carrying a total investment cost of $2,382,201 for its Chicago medallions owned by its subsidiary limited liability companies, versus a total investment cost of $0 at September 30, 2003.

Commenting on the results, Gary C. Granoff, Ameritrans' president said,
"This has been our first profitable quarter after sustaining losses on operations over the prior six quarters. We have continued to make progress with the resale of foreclosed medallions in our Chicago medallion loan portfolio and we have established positive cash flow and earnings from the medallions owned by our subsidiary limited liability companies.
The expenses and losses incurred over the last two years as a result of the foreclosures in our Chicago taxi medallion loan portfolio have slowed considerably, although we will continue to sustain additional loss and expense
as we complete the remaining foreclosures.   We are presently in the process
of expanding our diversified loan portfolio and economic conditions have now improved in the Chicago taxi medallion market that will permit us to take a more aggressive role in making new loans in that market. We expect to continue to grow the loan portfolio in upcoming quarters which we believe will have a positive impact on our earnings. However, this will be negatively impacted by the higher interest rates we are paying to our banks as a result of recent increases we are paying due to increases in interest rates in the market place that have occurred over the last six months and which we believe will continue to occur over the next twelve months."

Ameritrans Capital Corporation is a specialty finance company engaged in making loans to and investments in small businesses. Ameritrans' wholly owned subsidiary Elk Associates Funding Corporation, was licensed by the United States Small Business Administration as a Small Business Investment Company
(SBIC) in 1980.  The company maintains its offices at 747 Third Avenue;
4th Floor; New York, NY 10017.

# # #

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presently anticipated or projected. Ameritrans Capital Corporation cautions investors not to place undue reliance on forward-looking statements, which speak only as to management's expectations on this date.


                AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                 September 30, 2004 (Unaudited) and June 30, 2004

                                     ASSETS

                                              September 30,2004  June 30, 2004
                                               -------------------------------

 Loans receivable                              $    48,324,101   $ 49,900,989

 Less: unrealized depreciation on loans receivable    (585,089)      (509,770)
                                                    -------------  -------------
 Loans receivable, net                              47,739,012     49,391,219


Cash and cash equivalents                              727,863        416,600

Accrued interest receivable, net of
unrealized depreciation
of $11,500 and 30,500, respectively                    787,674        969,912

Assets acquired in satisfaction of loans             1,044,492      1,421,723

Receivables from debtors on sales of assets
acquired in satisfaction of loans                       33,800        422,158

Equity securites                                     1,085,311      1,038,617

Furinture, equiptment
and leasehold improvements, net                         415,823        439,262

Medallions                                           2,382,201      2,382,201

Prepaid expenses and other assets                      713,117        610,214

                                               ----------------  -------------

          TOTAL ASSETS                         $    54,929,293   $  57,091,906
                                               ================  =============



The accompanying notes are an integral part of these financial statements.

                 AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

               September 30, 2004 (Unaudited) and June 30, 2004

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                  September 30, 2004    June 30, 2004
                                                    ----------------- ---------------
LIABILITIES
   Debentures payable to SBA                        $      12,000,000   $ 12,000,000
   Notes payable, banks                                    26,858,652     28,908,652
   Accrued expenses and other liabilities                     570,994        578,790
   Accrued interest payable                                   171,924        271,630
   Dividend payable                                            84,375         84,375
                                                    ------------------- -------------

             TOTAL LIABILITIES                              39,685,945    41,843,447
                                                    ------------------- -------------

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY

Preferred stock 500,000 shares authorized,
none issued or outstanding                                      -             -

9 3/8% cumulative participating callable
preferred stock $.01 par value, $12.00 face value,
500,000 shares authorized; 300,000 shares issued
and outstanding                                             3,600,000     3,600,000

Common stock $.0001 par value: 5,000,000 shares
uthorized; 2,045,600 shares issued, 2,035,600
outstanding                                                       205           205

Additional paid-in-capital                                 13,869,545    13,869,545

Accumulated deficit                                        (1,902,071)   (1,902,408)

Accumulated other comprehensive loss                         (245,331)     (248,883)
                                                    ------------------- -------------

                                                           15,313,348    15,318,459


Less: Treasury stock, at cost, 10,000 shares of
Common stock                                                  (70,000)      (70,000)
                                                    ------------------- -------------

             TOTAL STOCKHOLDERS' EQUITY                     15,243,348    15,248,459
                                                    ------------------- -------------

             TOTAL LIABILITIES AND
             STOCKHOLDERS' EQUITY              $            54,929,293   $ 57,091,906
                                                    =================== =============

   The accompanying notes are an integral part of these financial statements.

                 AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF OPERATIONS

         For the Three Months Ended September 30, 2004 and 2003 (Unaudited)


                                             Three Months Ended   Three Months Ended
                                             September 30, 2004   September 30, 2003
                                           ---------------------  -------------------
INVESTMENT INCOME
  Interest on loans receivable                $       1,129,057       $     1,390,175
  Fees and other income                                 100,540                51,224
  Leasing income                                         51,537                13,836
                                              -----------------     -----------------
        TOTAL INVESTMENT INCOME                       1,281,134             1,455,235
                                              -----------------     -----------------

OPERATING EXPENSES
  Interest                                              382,156               372,753
  Salaries and employee benefits                        262,664               246,547
  Occupancy costs                                        49,183                50,063
  Professional fees                                     135,564               112,883
  Miscellaneous administrative expenses                 245,468               291,086
  Loss on assets acquired in satisfaction of loans, net  10,393                29,901
  Foreclosure expenses                                    5,000               209,630
  Write off and depreciation on interest and
  loans receivable                                      101,518               255,892
                                                ---------------     -----------------
         TOTAL OPERATING EXPENSES                     1,191,946             1,568,755
                                                ---------------     -----------------
        OPERATING INCOME (LOSS)                          89,188              (113,520)
                                                ---------------     -----------------

OTHER INCOME (EXPENSE)

Gain on sale of securities                                  -                   5,665
Equity in loss of investee                               (2,011)                -
                                                ---------------     -----------------

        TOTAL OTHER INCOME (expense)                     (2,011)                5,665
                                                ---------------     -----------------
        INCOME (LOSS) BEFORE INCOME TAXES                87,177              (107,855)
                                                ---------------     -----------------

INCOME TAXES                                              2,465                10,543
                                                ---------------     -----------------
        NET INCOME (LOSS)                       $        84,712     $        (118,398)
                                                ---------------     -----------------

DIVIDENDS ON PREFERRED STOCK                    $       (84,375)    $         (84,375)
                                                ---------------     -----------------
        NET INCOME (LOSS) AVAILABLE TO
        COMMON SHAREHOLDERS                  $              337     $        (202,773)
                                                ---------------     -----------------

WEIGHTED AVERAGE SHARES OUTSTANDING

- Basic                                               2,035,600             2,035,600
                                                ================    =================
- Diluted                                             2,035,600             2,035,600
                                                ================    =================

NET INCOME (LOSS) PER COMMON SHARE

- Basic                                         $           0.00    $           (0.10)
                                                ================    =================
- Diluted                                       $           0.00    $           (0.10)
                                                ================    =================


    The accompanying notes are an integral part of these financial statements.